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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-49140) and related Prospectus of National Commerce Financial Corporation for the registration of 1,700,000 shares of its common stock and to the incorporation by reference therein of our report dated June 22, 2001, with respect to the consolidated financial statements of National Commerce Financial Corporation included in its Amended Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst and Young LLP


Memphis, Tennessee
July 5, 2001